SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant
Filed by a party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §§240.14a-12

GENESIS HEALTH VENTURES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 7, 2003

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders (“Annual Meeting”) of Genesis Health Ventures, Inc., which will be held on Wednesday, April 9, 2003 at 9:00 a.m. at 101 East State Street, Kennett Square, Pennsylvania 19348–3021. The official notice of the Annual Meeting together with the proxy statement, proxy card and/or instruction card are enclosed. Please give this information your careful attention.

     Shareholders of Genesis are being asked to elect a classified board of directors consisting of six directors each of whom will hold office until the next annual meeting of shareholders at which their respective class term expires. Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the Annual Meeting. I urge you to sign and date the enclosed proxy card and/or instruction card and return it promptly in the envelope provided for that purpose, or vote or provide voting instructions by telephone or electronically through the Internet.

Sincerely,

Robert H. Fish
Chairman and
Chief Executive Officer

GENESIS HEALTH VENTURES, INC.
101 East State Street
Kennett Square, PA 19348–3021

___________________________________

Notice of Annual Meeting of Shareholders
April 9, 2003
___________________________________

To Our Shareholders:

     The 2003 Annual Meeting of Shareholders of Genesis Health Ventures, Inc. (“Genesis”) will be held at 101 East State Street, Kennett Square, Pennsylvania 19348–3021 on Wednesday, April 9, 2003 at 9:00 a.m. (the “Annual Meeting”), for the following purposes as more fully described in the attached proxy statement:

1.	To elect a classified board of directors consisting of six directors each of whom will hold office until the next annual meeting of shareholders at which their respective class term expires and their respective successors have been duly elected and qualified, as more fully described in the accompanying proxy statement; and
2.	To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

     The Board of Directors has fixed February 14, 2003 as the record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting or any postponement or adjournment thereof. If you hold Genesis common stock, par value $0.02 per share (“Common Stock”), directly or you hold Genesis series A convertible preferred stock, par value $0.01 per share (“Series A Preferred Stock”), you will find enclosed a proxy card to vote your shares by proxy. If you have an interest in the Genesis Health Ventures, Inc. Retirement Plan, Genesis Health Ventures, Inc. 401(k) Plan for Collective Bargaining Unit Employees or Genesis Health Ventures, Inc. Union Retirement Savings Plan (collectively the “Plans”) and your account is invested in Genesis Common Stock, you will find enclosed an instruction card to instruct Wachovia Bank, N.A., directed trustee of each of the Plans, how to vote the number of shares of Common Stock equivalent to the interest in Common Stock credited to your account as of the record date.

     If you are a registered shareholder (that is, if your stock is registered in your name), you may vote by telephone or electronically through the Internet, by following the instructions included with your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:00 p.m., Eastern Standard Time, on April 8, 2003. If you vote by telephone or electronically through the Internet, you do not need to return your proxy card. If your shares are held in “street name,” (that is, if your stock is registered in the name of your broker or bank) please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

     If you have an interest in the Plans, you may provide voting instructions by telephone or electronically through the Internet, by following the instructions included with your instruction card. The deadline for providing voting instructions by telephone or electronically through the Internet is 11:00 p.m., Eastern Standard Time, on April 7, 2003. If you provide voting instructions by telephone or electronically through the Internet, you do not need to return your instruction card.

     You should carefully read this proxy statement in its entirety. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy card and/ or instruction card and return it promptly in the envelope provided for that purpose, or vote or provide voting instructions by telephone or electronically through the Internet.

     If you plan to attend, note that only shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating is limited. Admission to the meeting will be on a first–come, first–served basis. Registration and seating will begin at 8:30 a.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Please note that if your shares, or the person or entity for whom you are the duly appointed proxy, are held in “street name” you will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

JAMES J. WANKMILLER, Esquire Senior Vice President — Corporate Secretary

GENESIS HEALTH VENTURES, INC.
101 East State Street
Kennett Square, PA 19348–3021

____________

PROXY STATEMENT
_______________

     Genesis Health Ventures, Inc. (“Genesis”, “we”, “our”, or “us”) will hold its 2003 Annual Meeting of Shareholders on Wednesday, April 9, 2003 at 101 East State Street, Kennett Square, Pennsylvania 19348–3021 at 9:00 a.m. (the “Annual Meeting”). This proxy statement, which together with the accompanying proxy card and/or instruction card is first being mailed to shareholders on or about March 7, 2003, is furnished to the shareholders of Genesis in connection with the solicitation of proxies by our Board of Directors for use in voting at the Annual Meeting, including any adjournment or postponement thereof.

     Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. If you sign and return your proxy card but do not indicate how you want your shares voted, the persons named as proxy holders on the proxy card will vote your shares “for” the approval of the election of the nominees for directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of Genesis. Sending in a signed proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering a later dated proxy or by giving written notice to the Secretary of Genesis at any time before the proxy is exercised or attend the Annual Meeting in person and vote.

     Notwithstanding the foregoing, if you have an interest in the Genesis Health Ventures, Inc. Retirement Plan, Genesis Health Ventures, Inc. 401(k) Plan for Collective Bargaining Unit Employees or Genesis Health Ventures, Inc. Union Retirement Savings Plan (collectively the “Plans”) and your account is invested in Genesis Common Stock, you will find enclosed an instruction card to instruct Wachovia Bank, N.A. directed trustee of each of the Plans (the “Trustee”), how to vote the number of shares of Genesis Common Stock equivalent to the interest in Common Stock credited to your account as of the record date. Genesis has retained an independent service (the “Transfer Agent”) to tabulate the votes received from the participants and beneficiaries in the Plans and to report the results on a confidential basis to the Trustee. The Trustee will vote your shares in accordance with your duly executed instructions received by the Transfer Agent by 11:00 p.m., Eastern Standard Time, on April 7, 2003. Genesis has directed the Trustee to vote all shares held by the Plans for which no instructions are received from participants, beneficiaries or alternate payees “for” the approval of the election of the nominees for directors. With respect to any other matter that properly comes before the Annual Meeting, the trustee will vote the shares held by the Plans as directed by Genesis. You may also revoke previously given voting instructions by 11:00 p.m., Eastern Standard Time, on April 7, 2003 by filing with the Transfer Agent either a written notice of revocation or a properly completed and signed instruction card bearing a later date.

     If you are permitted to vote or provide voting instructions by telephone or electronically through the Internet, as described below, you may change your vote or voting instructions telephonically or electronically through the Internet by following the procedures used to submit your initial vote or voting instructions. The last vote or voting instructions received chronologically will supercede any prior votes or voting instructions. The deadline for registered shareholders to change their vote telephonically or electronically through the Internet is 11:00 p.m., Eastern Standard Time, on April 8, 2003. The deadline for those with an interest in the Plans to change their voting instructions telephonically or electronically through the Internet is 11:00 p.m., Eastern Standard Time, on April 7, 2003.

     The cost of this solicitation will be borne by Genesis. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile, by directors, officers or employees of Genesis and its subsidiaries without additional compensation. Genesis will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

Voting Procedures

     Only shareholders of record, as shown on the transfer books of Genesis, at the close of business on February 14, 2003, (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting, or any adjournment or postponement thereof. On Record Date, there were 41,150,164 shares of common stock, par value $0.02 per share (“Common Stock”), outstanding, and 421,796 shares of series A convertible preferred stock, par value $0.01 per share (“Series A Preferred Stock”), outstanding that were convertible into 2,074,747 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter which may be brought before the Annual Meeting. Holders of shares of Series A Preferred Stock are entitled to vote on all matters voted on by the holders of Common Stock. Each share of Series A Preferred Stock is entitled to the number of votes equal to the number of votes that could be cast by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock is convertible on the Record Date. Accordingly, each share of Series A Preferred Stock is entitled to 4.92 votes per share at the Annual Meeting.

     The election of directors will be determined by a plurality vote and the two nominees receiving the most “for” votes in a class will be elected. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or “broker non–vote”, will have no effect on the vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     The presence, in person or represented by proxy, of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of the shareholders will constitute a quorum for the purpose of consideration and action on the matter. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present. All shares of Common Stock and Series A Preferred Stock present in person or represented by proxy (including “broker non–votes”) and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.

Alternate Methods of Voting Your Securities

     If you are a registered shareholder (that is, if your stock is registered in your name) or if you have an interest in the Plans, you may vote or provide voting instructions by telephone or electronically through the Internet, by following the instructions included with your proxy card and/or instruction card. The deadline for registered shareholders to vote telephonically or electronically through the Internet is 11:00 p.m., Eastern Standard Time, on April 8, 2003. The deadline for those with an interest in the Plans to provide voting instructions telephonically or electronically through the Internet is 11:00 p.m., Eastern Standard Time, on April 7, 2003.

     Genesis encourages you to take advantage of these ways to vote your shares for matters to be covered at the Annual Meeting. Set forth below is a summary of the three voting methods which registered shareholders and those with an interest in the Plans may utilize to submit their votes or voting instructions.

     Vote by Telephone – 1–800–435–6710. Use any touch–tone telephone to vote your proxy or provide voting instructions 24 hours a day, 7 days a week. Have your proxy card and/or instruction card in hand when you call. You will be prompted to enter your Control Number(s) which are located on your proxy card and/or instruction card and then follow the directions given.

Vote Electronically through the Internet – http://www.eproxy.com/ghvi Use the Internet to vote your proxy or provide voting instructions 24 hours a day, 7 days a week. Have your proxy card and/or instruction card in hand when you access the web site. You will be prompted to enter your Control Number(s) which are located on your proxy card and/or instruction card to create and submit an electronic ballot.

Vote by Mail. Mark, sign and date your proxy card and/or instruction card and return such card in the postage–paid envelope we have provided you.

      If you vote be telephone or electronically through the Internet, you do not need to return your proxy card and/or instruction card. Please note that although there is no charge to you for voting or providing voting instructions by telephone or electronically through the Internet, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. Genesis does not cover these costs; they are solely your responsibility. The telephone and Internet voting procedures being made available to you are valid forms of granting proxies under Pennsylvania Business Corporation Law.

     If your shares are held in “street name,” (that is, if your stock is registered in the name of your broker or bank) please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Reorganization

     On October 2, 2001, we and The Multicare Companies, Inc.(“Multicare”) consummated a joint plan of reorganization under Chapter 11 of the Bankruptcy Code pursuant to a September 20, 2001 order entered by the United States Bankruptcy Court approving our joint plan of reorganization. The principal provisions of the reorganization were as follows:

•	Multicare became our wholly–owned subsidiary. We previously owned 43.6% of Multicare and managed its skilled nursing and assisted living facilities under the Genesis Eldercare ® brand name;
•	New senior notes, new convertible preferred stock, new common stock and new warrants were issued to our and Multicare’s creditors. Approximately 93% of new common stock, $242.6 million in new senior notes and new preferred stock with a liquidation preference of $42.6 million were issued to our and Multicare’s senior secured creditors. New one year warrants to purchase an additional 11% of the new common stock were issued to our and Multicare’s unsecured creditors; and approximately 7% of the new common stock has been or will be issued to our and Multicare’s unsecured creditors.
•	Holders of our and Multicare’s pre–Chapter 11 preferred and common stock received no distribution and those instruments were cancelled;
•	Claims between us and Multicare were set–off against one another and any remaining claims were waived and released; and
•	A new board of directors was constituted.

     Subsequent to our emergence from bankruptcy, Mr. Fish was appointed to replace Mr. Walker as interim chief executive officer. Mr. Fish was named interim chairman of the board upon Mr. Walker’s resignation from that position. All other executive officers set forth under “Executive Officers of the Registrant” in our annual report on Form 10–K for the fiscal year ended September 30, 2002, were employed by us either prior to or during our Chapter 11 bankruptcy proceedings. Mr. Walker and Dr. Gerbino were members of our board of directors either prior to or during our Chapter 11 bankruptcy proceedings. See “Business – Reorganization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10–K for the fiscal year ended September 30, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our Common Stock as of February 1, 2003 for: each person who we know owns beneficially more than 5% of our Common Stock; each of our most highly compensated executive officers; each of our directors; and all of our executive officers and directors as a group. On February 1, 2003, there were 41,699,185 shares of our Common Stock outstanding, including 549,021 shares to be issued in connection with our joint plan of reorganization confirmed by the Bankruptcy Court on September 20, 2001.

     Unless otherwise noted below, and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table.

     The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership, as set forth in the regulations of the SEC, includes securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of February 1, 2003. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities. Shares of Common Stock issuable upon the exercise of securities currently exercisable or exercisable within 60 days of February 1, 2003 are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

     All addresses for the executive officers and directors are c/o Genesis Health Ventures, Inc., 101 East State Street, Kennett Square, Pennsylvania 19348–3021.

	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Owned (1)

Goldman, Sachs Group 85 Broad Street New York, NY 10004 (2)	6,601,280	15.69%
Highland Capital Management, L.P. Two Galleria Tower 13455 Noel Road, Suite 1300 Dallas, TX 75240 (3)	3,000,191	7.16%
Angelo, Gordon & Co., L.P. 245 Park Avenue New York, NY 10167 (4)	2,158,359	5.16%
James H. Bloem (5)	27,500	*
James D. Dondero (3)	3,000,191	7.16%
Robert H. Fish (6)	27,500	*
Dr. Philip P. Gerbino (7)	27,500	*
Joseph A. LaNasa III (2)	6,601,280	15.69%
James E. Dalton, Jr. (8)	27,500	*
George V. Hager, Jr. (9)	37,500	*
Robert A. Smith (10)	18,750	*
Robert A. Reitz (11)	13,125	*
Michael R. Walker (12)	–	*
Richard R. Howard (12)	–	*
David C. Barr (12)	–	*
Marc D. Rubinger (12)	–	*
All executive officers and directors as a group (20 persons) (13)	9,942,430	23.35%

     * Less than one percent.

(1)	Includes the number of shares of Common Stock into which Series A Preferred Stock is convertible as of February 1, 2003.

(2)	Goldman, Sachs & Co. is a wholly–owned subsidiary of Goldman, Sachs Group. Goldman, Sachs & Co. direct beneficial ownership consists of (a) 6,220,613 shares of Common Stock and (b) 71,799 shares of Series A Preferred Stock immediately convertible (representing 17.02% of the outstanding shares of Series A Preferred Stock which are convertible into 353,167 shares of Common Stock. Joseph A. LaNasa III, a managing director of Goldman, Sachs & Co., is a member of our Board of Directors and was granted 27,500 options to purchase our Common Stock, which are exercisable within 60 days of February 1, 2003. Mr. LaNasa has an understanding with Goldman, Sachs Group pursuant to which he holds the options for the benefit of the Goldman, Sachs Group. Based in part upon a Schedule 13D filed with the SEC on October 22, 2001.

(3)	Includes 1,452,434 shares of our Common Stock beneficially and directly owned by Highland Capital Management, L.P (“Highland Capital”); 82,213 shares of our Common Stock underlying 16,714 shares of our Series A Preferred Stock immediately convertible and beneficially and directly owned by Highland Capital; 27,500 stock options to purchase our Common Stock, which are exercisable within 60 days of February 1, 2003, granted under our 2001 Stock Option Plan to Mr. Dondero (Mr. Dondero has an understanding with Highland Capital pursuant to which he holds the options for the benefit of Highland Capital.); 993,848 shares of our Common Stock beneficially and directly owned by Highland Crusader Offshore Partners, L.P. (“Crusader”); 51,328 shares of Common Stock underlying 10,435 shares of our Series A Preferred Stock immediately convertible and beneficially and directly owned by Crusader; 239,774 shares of our Common Stock beneficially and directly owned by Prospect Street High Income Portfolio Inc (“Prospect”); 13,694 shares of our Common Stock underlying 2,784 shares of our Series A Preferred Stock immediately convertible and beneficially and directly owned by Prospect; 41,100 shares of our Common Stock owned by PCMG Trading Partners XXIII L.P. (“PCMG”); and 98,300 shares owned by Mr. Dondero. Highland Capital Management, L.P. beneficially owns 29,933 shares of our Series A Preferred Stock representing 7.10% of the outstanding shares of our Series A Preferred Stock. Mr. Dondero disclaims beneficial ownership of 2,899,391 shares of our Common Stock. Based upon a Schedule 13D/A filed with the SEC on April 8, 2002, on behalf of a group consisting of Highland Capital, Crusader, Prospect, PCMG and Mr. Dondero. The general partner of Crusader is Highland Capital. Highland Capital, as a registered investment advisor, is the investment advisor for Prospect. The general partner of Highland Capital is Strand Advisors, Inc., a Delaware corporation (“Strand”). The general partner of PCMG is Strand Advisors III, Inc., a Delaware corporation (“Strand III”). Mr. Dondero is the president of Highland, Prospect, Strand, and Strand III, and our director.

(4)	Includes 570 shares of Common Stock held for the account of Angelo, Gordon & Co., L.P., 2,037,603 shares of Common Stock held for the account of fifteen private investment funds for which Angelo, Gordon & Co., L.P. acts as a General Manager and/or Investment Adviser, 34 shares issuable upon the conversion of the Series A Preferred Stock held for the account of Angelo, Gordon & Co., L.P., and 120,152 shares issuable upon the conversion of the Series A Preferred Stock held for the account of sixteen private investment funds for which Angelo, Gordon acts as general manager and/or investment adviser. Based upon an amended Schedule 13G/A filed with the SEC on January 24, 2003.

(5)	Includes 27,500 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of February 1, 2003.

(6)	Includes 27,500 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of February 1, 2003.

(7)	Includes 27,500 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of February 1, 2003.

(8)	Includes 27,500 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of February 1, 2003.

(9)	Includes 37,500 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of February 1, 2003.

(10)	Includes 18,750 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of February 1, 2003.

(11)	Includes 13,125 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of February 1, 2003.

(12)	Based upon amounts reported on such individual’s last section 16 reports filed with the SEC.

(13)	Includes 380,625 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of February 1, 2003, and 500,402 shares of our Common Stock underlying 101,732 shares of our Series A Preferred Stock which is immediately convertible.

PROPOSAL 1

ELECTION OF DIRECTORS
______________________________________

     The Board of Directors is responsible for the overall affairs of Genesis. In connection with our emergence from bankruptcy on October 2, 2001, we amended and restated our Articles of Incorporation and established a classified Board of Directors pursuant to which the directors of Genesis are to be divided into three classes consisting of Class I, Class II and Class III, respectively, commencing with our first annual meeting after October 2, 2002. Inasmuch as the Annual Meeting represents the first annual meeting at which directors will be elected following the establishment of the three classes, directors for each of the three classes will need to be elected at the Annual Meeting. At subsequent annual meetings, only directors for the class whose term is expiring will be elected at that annual meeting.

     The number of directors in each class is determined by the Board of Directors and consists of as nearly equal a number of directors as possible. There are six nominees for directors; therefore, each class will include two directors, which may be adjusted from time to time, should the Board of Directors increase or decrease the number of directors representing a class. The term of the Class I Directors initially expires after the 2004 Annual Meeting of Shareholders; the term of the Class II Directors initially expires after the 2005 Annual Meeting of Shareholders, and the term of the Class III Directors initially expires after the 2006 Annual Meeting of Shareholders. At each annual meeting of shareholders, directors of the respective class whose term expired will be up for re–election, and the directors chosen to succeed those whose terms have expired will be elected to hold office for a three year term. The Board of Directors has nominated the nominees named below, which nominees are currently serving as directors and have indicated their willingness to continue serving as directors. The Board of Directors knows of no reason why such nominees would be unable to serve as directors. If any of the nominees should for any reason become unable to serve, then valid proxies will be voted for the election of such substitute nominee as the Board of Directors may designate. The two nominees for Class I Directors, whose terms would expire at the 2004 Annual Meeting of Shareholders, are Robert H. Fish and Joseph A. LaNasa III. The two nominees for Class II Directors, whose terms would expire at the 2005 Annual Meeting of Shareholders, are James D. Dondero and James H. Bloem. The two nominees for Class III Directors, whose terms would expire at the 2006 Annual Meeting of Shareholders, are James E. Dalton, Jr. and Dr. Philip P. Gerbino.

     Each director serves until his or her successor is elected and qualified or until his or her death, retirement, resignation, or removal. Should a vacancy occur or be created, whether arising through death, resignation, retirement or removal of a director, the vacancy will be filled by a majority vote of the remaining directors. A director so elected to fill a vacancy will serve for the remainder of the present term of office of the class to which he or she was elected.

     The following table contains background information about each of the director nominees.

Board of Directors

Name	Age	Director Since	Principal Occupation for Past 5 years	Other Directorships

Class I Directors		Nominees for Director to serve until the 2004 annual meeting

Robert H. Fish	52	2001	Chairman of the Board and Chief Executive Officer, January 2003 to date, Interim Chairman of the Board of Directors, November 2002 to January 2003, Interim Chief Executive Officer, May 2002 to January 2003, all of the Registrant. Partner, November 1999 to date Sonoma-Seacrest, LLC, (Healthcare consulting company - limited responsibilities since May 2002). President and Chief Executive Officer, August 1995 to September 1999, St. Joseph Health System (Healthcare provider)

Joseph A. LaNasa, III	33	2001	Managing Director – Special Situations Investing, December 2002 to date at Goldman, Sachs & Co. Co-portfolio manger and Vice President Bank Debt, prior to December 2002, both of Goldman Sachs & Co., (Investment banking and management firm).

Class II Directors		Nominees for Director to serve until the 2005 annual meeting

James H. Bloem	52	2001	Senior Vice President and Chief Financial Officer, February 2001 to date, Humana, Inc., (Health benefits company). Independent Financial Consultant and Business Consultant, September 1999 to January 2001. President - Personal Care Division, March 1998 to August 1999, Executive Vice President, August 1995 to February 1998, both of Perrigo Company. (Manufacturer of OTC prescription medications)	Bissell, Inc., Nutramax Products, Inc., Van Eerden Company, Imperial Graphics, Inc.

James D. Dondero	40	2001	President, since 1990 Highland Capital Management, LP, (Investment advisors)	Motient Corporation

Class III Directors		Nominees for Director to serve until the 2006 annual meeting

James E. Dalton, Jr.	60	2001	President, Chief Executive Officer and Director, 1990 to April 2001, Quorum Health Group, Inc., (Hospital ownership and management company).	Triad Hospitals, Inc., Select Medical Corporation, AmSouth Bancorporation, US Oncology, Inc., Universal Health Realty Income Trust

Dr. Philip P. Gerbino	55	2000	President, since 1995, University of the Sciences, (School of Pharmacy)	Arrow Prescription Centers, Health ATOZ

Required Vote/ Quorum

     The election of each nominee for the Board of Directors will be determined by a plurality vote of the shares present in person or represented by proxy and entitled to vote with respect to such directors at the Annual Meeting. Accordingly, if a quorum exists, each person receiving a plurality of the votes entitled to be cast will be elected to serve for a term of one to three years as determined by the class to which the director is elected. The presence, in person or represented by proxy, of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of the shareholders will constitute a quorum for the purpose of consideration and action on the matter. All shares of Common Stock and Series A Preferred Stock present in person or represented by proxy (including “broker non–votes”) and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.

Recommendation of the Genesis Board of Directors

     The Board of Directors recommends that you vote “for” the election of each nominee for director as proposed.

BOARD OF DIRECTORS

Board Meetings and Committees of the Board

     The Board of Directors held seven (7) regular meetings and two (2) special meetings during the fiscal year ended September 30, 2002.

     The Executive Committee held three (3) meetings during the fiscal year ended September 30, 2002. The Executive Committee has the authority of the Board of Directors in the management of the business of Genesis between the dates of regular meetings of the Board of Directors. The Executive Committee was comprised of James Dalton, James Dondero, Joseph LaNasa, Michael Walker (through his resignation date of May 28, 2002), and Robert Fish (from May 28, 2002) during the fiscal year ended September 30, 2002.

     The Compensation Committee held two (2) meetings during the fiscal year ended September 30, 2002. The Compensation Committee reviews the compensation of executive officers and makes recommendations to the Board regarding executive and incentive compensation. The Compensation Committee was comprised of Mac Crawford (resigned during fiscal year), Philip Gerbino and Joseph LaNasa during the fiscal year ended September 30, 2002.

     The Audit Committee held seven (7) meetings during the fiscal year ended September 30, 2002. The Audit Committee is responsible for reviewing Genesis’ accounting and financial practices and policies and the scope and results of Genesis’ audit. The Audit Committee is also responsible for recommending the selection of Genesis’ independent public accountants. The Audit Committee was comprised of James Bloem, James Dondero, Robert Fish (until his appointment as Interim CEO on May 28, 2002), and Philip Gerbino during the fiscal year ended September 30, 2002. All current audit committee members are “independent” within the meaning of the current listing standards of the National Association of Securities Dealers.

     The Compliance Committee held two (2) meetings during the fiscal year ending September 30, 2002. The Compliance Committee is responsible for ensuring that Genesis adopts and implements policies and procedures to ensure that Genesis complies with all applicable statutes and regulations. The Compliance Committee was comprised of James Bloem, James Dalton and Robert Fish (until his appointment as Interim CEO on May 28, 2002), during the fiscal year ended September 30, 2002.

     Genesis does not have a standing nominating committee.

     Each director attended more than 75% of the meetings of the board and committees of which he was a member during the fiscal year ended September 30, 2002.

Report of the Audit Committee

     In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and our independent auditors, KPMG LLP, our audited financial statements as of and for the fiscal year ended September 30, 2002.

     The Audit Committee has also discussed with KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees,as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the Audit Committee has, as required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with, and received the required written disclosures and a confirming letter from KPMG LLP regarding its independence and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of non–audit services by the independent auditors to us is compatible with maintaining the auditor’s independence.

     Based upon the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in Genesis’ Annual Report on Form 10–K for the fiscal year ended September 30, 2002.

     The Board of Directors has adopted a written Audit Committee charter which has been included as Appendix A to this proxy statement.

     Members of the Audit Committee:

           Dr. Philip P. Gerbino
           James H. Bloem
           James D. Dondero

Director’s Compensation

     Each director who is not our employee receives an annual fee of $25,000 for serving as a director and $1,500 for each day during which he participates in a meeting of our Board of Directors and, if on a separate day, $1,000 for each day during which he participates in a meeting of a committee of our Board of Directors of which he or she is a member.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Compensation Committee Report

     The Compensation Committee of the Board of Directors for fiscal 2002 was comprised of Mac Crawford (resigned during fiscal year), Philip Gerbino and Joseph LaNasa who were not officers or employees of Genesis during the fiscal year. The Compensation Committee reviews the compensation of executive officers and makes recommendations to the Board of Directors regarding executive compensation. The Compensation Committee also administers Genesis’ 2001 Stock Option Plan.

     Genesis’ compensation policies and practices with respect to executive officers (including the named executive officers) are designed and implemented to motivate and retain senior executives. In determining compensation levels, the Compensation Committee considers compensation packages offered by similar sized companies within the health care industry.

     Total compensation is currently divided into two primary components: base salary and cash incentive bonuses based upon performance. In limited circumstances, stock options, and grants of restricted stock are awarded. Cash bonuses, the award and vesting of stock options, and/or grant of restricted stock serve as incentive for superior performance and are based upon both the performance of the executives and Genesis.

     Genesis uses the 2001 Stock Option Plan as a long–term incentive plan for executive officers and key employees. The objectives of the 2001 Stock Option Plan are to align the long–term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant long–term equity interest in Genesis. The 2001 Stock Option Plan authorizes the Compensation Committee to award stock options to officers and key employees. Stock option grants to non–executive officers in fiscal 2002 were determined by the Compensation Committee based upon recommendations of senior management.

     The 2002 Incentive Compensation Program is a cash program whereby certain manager level employees are eligible to receive awards based on their contributions to Genesis. The incentive pool is divided into two distinct parts. If employees were successful in achieving their individual targets, they would be eligible for up to half of their maximum bonus, regardless of whether Genesis achieves its consolidated EBITDA target. Only after Genesis surpasses its EBITDA target, would the employees be eligible to receive payment from the remaining half of the incentive compensation pool. Senior officers (including the named executive officers) are eligible for a maximum bonus of 35% of their salary; other officers and senior directors are be eligible for a maximum bonus of 30% of their salary; other directors, senior managers and administrators are eligible for a maximum bonus of 25% of their salary; and directors of nursing and pharmacy managers are eligible for a maximum bonus of 20% of their salary. Under Genesis’ incentive compensation program for fiscal year 2002, most eligible employees were awarded only cash incentive bonuses.

     The amended employment agreements of Michael R. Walker as our chairman and chief executive officer, and Richard R. Howard and David C. Barr as our vice chairmen, and Marc Rubinger have been terminated. See “Transition Agreements.” Genesis has employment agreements with Messrs. Fish, Hager, Smith and Reitz with terms and conditions described below. See “Employment Agreements.”

     We have employment contracts with other key executives. The terms of the contracts consider base compensation, incentive compensation, severance, and non–compete provisions. These contracts expire over periods from May 5, 2003, to October 2, 2004.

     The annual base salary of Messrs. Walker and Fish, our chief executive officers during fiscal year ended September 30, 2002, was established based upon the result of the Compensation Committee’s 2001 review of compensation packages of chief executive officers of similarly situated companies on file with the SEC.

     Pursuant to an employment agreement, Michael Walker’s annual salary was set at $850,000. In addition, Mr. Walker was eligible for an annual bonus of up to 50% of his base salary and stock options of up to 100,000 shares the Company’s common stock. During fiscal year ended September 30, 2002, Mr. Walker received a cash bonus of $485,000 pursuant to the 2002 Incentive Compensation Program. He did not receive any stock options.

     With his appointment as Interim CEO on May 28, 2002, Robert Fish’s annual base salary, was set at $850,000. He also received a sign–on bonus of $70,833. Pursuant to a new employment agreement effective February 28, 2003, Mr. Fish’s base salary will remain at $850,000, and he is eligible for an annual bonus of up to 100% of the base salary, and stock options of up to 600,000 shares of common stock, upon the achievement of certain performance based benchmarks established by the Board of Directors.

     Messrs. Walker and Fish’s compensation for fiscal 2002 is commensurate with Genesis’ performance and their contributions thereto. As with Genesis’ other executive officers, Messrs. Walker and Fish’s total compensation involve certain subjective judgment and are not based solely upon specific objective criteria.

     Compensation of the named executive officers for fiscal 2002 was determined in accordance with the employment agreements in effect prior to the adoption of the new employment agreements described above and/or Genesis’ compensation policies. In accordance with the previous employment agreements and the newly adopted employment agreements, base salary is reviewed annually and set by the board of directors, based upon the recommendation of the Committee, for Messrs. Walker, Fish and Hager.

     In the case of all other executive officers, compensation was set at levels consistent with Genesis’ policies and performance.

     Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, “Section 162(m)”) denies a deduction to any publicly held company such as Genesis for certain compensation exceeding $1,000,000 paid during each taxable year to the chief executive officer and the four other highest paid executive officers, excluding among other things, certain performance–based compensation. The Compensation Committee will continually evaluate to what extent Section 162(m) will apply to its compensation programs.

Members of the Compensation Committee:

             Dr. Philip P. Gerbino
             Joseph LaNasa III

Employment Agreements

     The amended employment agreements of Michael R. Walker as our chairman and chief executive officer, Richard R. Howard and David C. Barr as our vice chairmen, and Marc Rubinger have been terminated.

     An employment agreement was entered into with Robert H. Fish, our interim chief executive officer, effective May 28, 2002, which originally expired on November 30, 2002, but which was extended beyond November 30, 2002, on a month to month basis. The base salary of Mr. Fish was $850,000 on an annual basis and Mr. Fish received a $70,833 sign–on bonus. This agreement was terminated on February 28, 2003.

     Effective February 28, 2003, we entered into a two (2) year employment agreement with Robert H. Fish as our Chief Executive Officer at an annual base salary of $850,000. In addition, the agreement provides for an annual bonus of up to 100% of the base salary, and stock options of up to 600,000 shares, upon the occurrence of certain performance based benchmarks. The base salary is reviewable by the Board of Directors at least annually. The agreement may be terminated by Genesis at anytime for Cause (as defined in the employment agreement). Mr. Fish may terminate his employment upon notice to Genesis of the occurrence of certain events, including a change in control of Genesis. In the event that Genesis terminates the agreement without Cause, or if Mr. Fish terminates his employment agreement as described in the preceding sentence, Mr. Fish is entitled to severance compensation consisting of accrued and unpaid bonuses, (including a pro rata bonus for the portion of the year prior to the date of termination), a continuation of health and insurance benefits for himself, his spouse and eligible dependents for a period of one (1) year following the date of termination, all restricted stock awards made to Mr. Fish shall fully vest, and all vested stock options shall remain exercisable through the original terms with all rights. The agreement also contains provisions which restrict Mr. Fish from competing with Genesis during the term of the agreement and for a one (1) year period thereafter.

     George V. Hager, Jr., as our executive vice president and chief financial officer, entered into an amended employment agreement effective October 2, 2001. The agreement currently expires on October 2, 2005. Unless notice of non–renewal is given by two–thirds of the non–management members of the Board of Directors, the current terms of the agreement shall automatically extend an additional year beginning on the anniversary thereof in 2003. The annual base salary of Mr. Hager currently is $400,000, and is reviewable by our Board of Directors at least annually. The agreement may be terminated by us at any time for Cause (as defined in the employment agreement) upon the vote of not less than two–thirds of the non–management membership of our Board of Directors. Mr. Hager may terminate his employment agreement upon notice to us of the occurrence of certain events, including an election by us not to renew the term of the agreement, as described above. If Mr. Hager terminates his employment following a change in control, he is entitled to receive, among other things, accrued bonuses and severance pay three times his base salary, plus three times his average incentive compensation award, subject to the terms of the employment agreement. Upon a change in control, stock options granted to Mr. Hager immediately and fully vest and restricted stock awarded to him immediately and fully vest. In the event that we terminate Mr. Hager’s agreement without Cause, or he terminates his employment agreement as described in the preceding sentence, he is entitled to severance compensation equal to three years base salary, plus the cash bonuses granted during such period. If Mr. Hager becomes disabled, he will continue to receive all of his compensation and benefits so long as such period of disability does not exceed 6 consecutive months or shorter periods aggregating 6 months in any 12 month period. Mr. Hager’s employment agreement also contains provisions that are intended to limit him from competing with us throughout the term of the agreement and for a period of two years thereafter.

     Genesis entered into an employment agreement, effective July 1, 2001, with Robert A. Smith as President, NeighborCare. The agreement was amended by agreement effective October 2, 2001. Mr. Smith’s term of employment expires on June 30, 2003. His annual base salary is $350,000. In addition, Mr. Smith is entitled to participate in Genesis’ incentive compensation plans and benefit programs (including health and insurance programs, pension, profit sharing, retirement, deferred compensation or savings plans), vacation and fringe benefits, in accordance with the policies and practices of Genesis. The agreement can be terminated by Genesis at any time for Cause (as defined), upon the vote of not less than two–thirds of the non–management membership of the Board. Mr. Smith can terminate his employment agreement upon notice to Genesis of the occurrence of certain events. In the event that Genesis terminated Mr. Smith’s employment agreement without Cause, or Mr. Smith terminated his employment agreement as described in the preceding sentence, Mr. Smith is entitled to severance compensation of a payment of an amount equal to two times the sum of Mr. Smith’s average base salary (as defined) plus Mr. Smith’s average assumed cash incentive compensation (as defined), and all stock options, stock awards and similar equity rights shall vest and become exercisable immediately prior to the termination of the term and remain exercisable for a period of ninety (90) days following the date of termination. In addition, Genesis must maintain in full force and effect, for a period of two (2) years, all benefit plans and programs to which Mr. Smith was entitled prior to the date of termination. Mr. Smith’s agreement also contains provisions which are intended to limit him from competing with Genesis throughout the term of the agreement and for a period of two years thereafter. (In consideration of the October 2001, amendment, Mr. Smith was given stock options of 50,000 shares of Common Stock and a restricted stock award of 15,000 shares of stock.)

     Genesis entered into an employment agreement, effective November 11,1998, with Robert A. Reitz as a regional President. The agreement was amended by agreements effective October 2, 2000 and October 2, 2001. Mr. Reitz’s term of employment expires on November 11, 2003. His annual base salary is $320,000. In addition, Mr. Reitz is entitled to participate in Genesis’ incentive compensation plans and benefit programs (including health and insurance programs, pension, profit sharing, retirement, deferred compensation or savings plans), vacation and fringe benefits, in accordance with the policies and practices of Genesis. The agreement can be terminated by Genesis at any time for Cause (as defined), upon the vote of not less than two–thirds of the non–management membership of the Board. Mr. Reitz can terminate his employment agreement upon notice to Genesis of the occurrence of certain events. In the event that Genesis terminated Mr. Reitz’s employment agreement without Cause, or Mr. Reitz terminated his employment agreement as described in the preceding sentence, Mr. Reitz is entitled to severance compensation of a payment of an amount equal to two times the sum of Mr. Reitz’s average base salary (as defined) plus Mr. Reitz’s average assumed cash incentive compensation (as defined), and all stock options, stock awards and similar equity rights shall vest and become exercisable immediately prior to the termination of the term and remain exercisable for a period of ninety (90) days following the date of termination. In addition, Genesis must maintain in full force and effect, for a period of two (2) years, all benefit plans and programs to which Mr. Reitz was entitled prior to the date of termination. Mr. Reitz’s agreement also contains provisions which are intended to limit him from competing with Genesis throughout the term of the agreement and for a period of two years thereafter. (In consideration of the October 2001, amendment, Mr. Reitz was given stock options of 35,000 shares of Common Stock and a restricted stock award of 12,500 shares of stock.)

     We have employment contracts with other key executives. The terms of the contracts consider base compensation, incentive compensation, severance, and non–compete provisions. These contracts expire over periods from May 5, 2003, to October 2, 2004.

Transition Agreements

     In fiscal 2002 we announced the resignation of Michael R. Walker as our Chief Executive Officer. In connection with his transition agreement, Mr. Walker received $5,100,000 of severance, $425,000 of incentive compensation, and life insurance and other related benefits of $91,367. In addition, we expensed $2,744,550 related to Mr. Walker’s unvested restricted shares of Common Stock under the 2001 Stock Incentive Plan, which vested upon his resignation. Mr. Walker continued to receive consulting fees of $425,000 through December 2002.

     In fiscal 2002 we announced that David C. Barr had resigned as our Vice Chairman. In connection with his transition agreement, Mr. Barr received $1,500,000 of severance, and life insurance and other related benefits of $310,926. In addition, we expensed $1,372,275 related to Mr. Barr’s unvested restricted shares of Common Stock under the 2001 Stock Incentive Plan, which vested upon his resignation.

     Effective October 28, 2002, we entered into a voluntary separation agreement with Richard R. Howard, our Vice Chairman. Under the agreement, Mr. Howard received $2,797,000 of severance, incentive compensation of $250,000, and life insurance and other related benefits of $418,000. In addition, we expensed $1,220,000 related to Mr. Howard’s unvested restricted shares of Common Stock under the 2001 Stock Incentive Plan, which vested upon his resignation.

     Messrs. Walker, Barr and Howard’s agreements each have customary non–compete clauses in effect from the date of transition or separation.

Summary Compensation Table

	Annual Compensation				Long Term Compensation		All Other Compensation ($) (1)

Name and Position with the Company	Fiscal Year	Salary ($) (2)	Bonus ($) (4)		Restricted Stock Awards ($) (3)	Securities underlying Options/ SARs (5)

Robert H. Fish Chief Executive Officer	2002	$274,615	$70,833		$–	25,000	$–

George V. Hager, Jr. Executive Vice President and Chief Financial Officer	2002 2001 2000	$398,078 350,000 356,637	$35,000 274,875 –		$1,524,750 – –	75,000 – –	$601,698 1,700 2,275

Robert A. Smith President, NeighborCare Pharmacy	2002 2001 2000	$310,003 232,281 187,872	$91,800 57,700 –	$	$ 304,950 – –	50,000 – –	$1,700 76,219 8,561

Robert A. Reitz President, MidAtlantic Eldercare Region	2002 2001 2000	$289,620 252,990 252,858	$85,239 30,359 –		$254,125 – –	35,000 – –	$1,700 1,700 1,685

Michael R. Walker (former) Chairman and Chief Executive Officer	2002 2001 2000	$574,808 750,000 721,154	$485,000 883,813 –		$3,049,500 – –	225,000 – –	$5,101,700 1,700 4,525

Richard R. Howard (former) Vice Chairman	2002 2001 2000	$500,000 500,000 505,824	$40,000 392,250 –		$1,524,750 – –	75,000 – –	$320,008 – 3,400

David C. Barr (former) Vice Chairman	2002 2001 2000	$375,000 500,000 502,139	$40,000 392,250 –		$1,524,750 – –	75,000 – –	$3,738,364 1,700 2,875

Marc D. Rubinger (former) Senior Vice President Business Services	2002 2001 2000	$344,018 272,537 244,663	$36,080 29,720 –		$203,300 – –	35,000 – –	$1,623,090 1,700 1,723

(1)	Includes severance pay, cash surrender value of life insurance, and note forgiveness as well as our matching contribution under the 401(k) Retirement Plan and Non Qualified Deferred Compensation Plan. Mr. Howard received $320,008 of note forgiveness. Mr. Hager received $599,998 of note forgiveness and $1,700 of 401(k) matching compensation. Mr. Smith received $1,700 of 401(k) matching compensation. Mr. Reitz received $1,700 of 401(k) matching compensation. Mr. Walker received severance pay and 401(k) matching compensation in the amounts of $5,100,000 and $1,700, respectively. Mr. Barr received note forgiveness, severance, surrender value of insurance, and 401(k) matching compensation in the amounts of $1,938,338, $1,500,000, $298,326, and $1,700, respectively. Mr. Rubinger received note forgiveness, severance, and 401(k) matching compensation in the amounts of $1,015,122, $606,268, and $1,700, respectively.

(2)	Includes compensation deferred under the 401(k) Retirement Plan, Non Qualified Deferred Compensation Plan and other arrangements with us. Other payments made by us under the 401(k) Retirement Plan, Non Qualified Deferred Compensation Plan and other arrangements with us are not included.

(3)	Restricted stock grants were authorized by the Board of Directors on October 2, 2001 and vest quarterly over a five year period beginning January 1, 2002. Our Common Stock market value as of October 2, 2001 was $20.33 per share. On September 30, 2002, the value of the aggregate restricted stock grants made to Messrs. Hager, Smith, Reitz, Walker, Howard, Barr and Rubinger was $246,600, $49,320, $41,100, $0, $246,600, $0 and $0, respectively. Our Common Stock market value as of September 30, 2002 was $16.44 per share.

(4)	In 2002, Mr. Fish received a sign-on bonus. In 2002, Mr. Smith received a performance bonus and a bankruptcy court approved special recognition bonus in the amounts of $75,000 and $16,800, respectively. In 2002, Mr. Reitz received a performance bonus and a bankruptcy court approved special recognition bonus in the amounts of $65,000 and $20,239, respectively. In 2002, Mr. Rubinger received a performance bonus and a bankruptcy court approved special recognition bonus in the amounts of $15,000 and $21,080, respectively. All other amounts in 2002 reflect performance bonuses.

In 2001, Mr. Walker deferred the receipt of his emergence bonus ($812,812) and the performance bonus ($71,000) into the Non Qualified Deferred Compensation Plan. Mr. Barr deferred the receipt of his emergence bonus ($361,250) and the performance bonus ($31,000) into the Non Qualified Deferred Compensation Plan. Mr. Hager deferred the receipt of 50% of his emergence bonus ($137,437) and 50% of his cash bonus ($11,000) into the Non Qualified Deferred Compensation Plan. Mr. Howard received an emergence bonus of $361,250 which was not deferred.

(5)	Includes options forfeited by Messrs. Walker and Barr in the amount of 225,000 and 75,000, respectively.

2001 Stock Incentive Plan

     On October 2, 2001, our Board of Directors authorized the issuance of 750,000 shares of restricted Common Stock to certain of our senior officers. These shares vest and are issued quarterly over a five–year period, which commenced on February 28, 2002 and will end on October 1, 2006. Upon the resignation of Messrs. Walker and Barr, 202,500 shares of restricted Common Stock vested immediately. Upon the termination of Mr. Rubinger, 8,500 shares of restricted Common Stock vested immediately and upon the resignation of Mr. Howard, 60,000 shares of restricted Common Stock vested immediately. At September 30, 2002, 393,825 shares of restricted Common Stock remain unvested and issuable through October 1, 2006.

2001 Stock Option Plan

     The purpose of our 2001 Stock Option Plan is to provide additional incentive to officers, other key employees, and directors of, and important consultants to us and each present or future parent or subsidiary corporation, by encouraging them to invest in shares of our Common Stock, par value $0.02 and thereby acquire a proprietary interest in us and an increased personal interest in our continued success and progress.

     The aggregate number of shares of our Common Stock that may be issued under our 2001 Stock Option Plan is 3,480,000. Notwithstanding the foregoing, in the event of any change in the outstanding shares of our Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what our compensation committee of the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under our 2001 Stock Option Plan shall be appropriately adjusted in a manner determined in the sole discretion of the compensation committee. Reacquired shares of our Common Stock, as well as unissued shares, may be used for the purpose of our 2001 Stock Option Plan. Our Common Stock subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under our 2001 Stock Option Plan. As of September 30, 2002, 2,751,000 stock options have been awarded of which 2,506,000 stock options were awarded to employees, 175,000 stock options were awarded to non–employee directors and 70,000 stock options were awarded to non–employee consultants.

     All of our officers and key employees and officers and key employees of any present or future parent or subsidiary corporation are eligible to receive an option or options under our 2001 Stock Option Plan. All directors of, and important consultants to us and of any of our present or future parent or subsidiary corporation are also eligible to receive an option or options under this 2001 Stock Option Plan. The individuals who receive an option or options shall be selected by the Compensation Committee, in its sole discretion unless otherwise stipulated in our 2001 Stock Option Plan. No individual may receive options under our 2001 Stock Option Plan for more than 80% of the total number of shares of our Common Stock authorized for issuance under our 2001 Stock Option Plan.

Options Granted

     The following table sets forth certain information concerning stock options granted under the 2001 Stock Option Plan during fiscal 2002 to our chief executive officers and each of our most highly compensated executive officers:

Option/SAR Grants in Last Fiscal Year

		Individual Grants			Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms

Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date	5%	10%

Robert H. Fish (1)	25,000	0.99%	$20.33	9/30/11	$438,545	$999,363
George V. Hager, Jr.	75,000	2.96%	20.33	9/30/11	1,315,635	2,998,088
Robert A. Smith	50,000	1.98%	20.33	9/30/11	877,090	1,998,726
Robert A. Reitz	35,000	1.38%	20.33	9/30/11	613,963	1,399,108
Michael R. Walker (2)	225,000	8.89%	20.33	8/28/02	–	–
Richard R. Howard (2)	75,000	2.96%	20.33	2/3/02	–	–
David C. Barr (2)	75,000	2.96%	20.33	9/21/02	–	–
Marc D. Rubinger (2)	35,000	1.38%	20.33	12/27/02	–	–

(1)	Options granted to Mr. Fish were pursuant to his appointment to our Board of Directors.

(2)	Options granted to Mr. Walker, Mr. Howard, Mr. Barr, and Mr. Rubinger were not exercised within 90 days of their resignation dates and are, therefore, forfeited.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year–End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Unexercised Securities Underlying Options/SARs Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/ Unexercisable

Robert H. Fish	–	–	25,000/0	0.00/0.00
George V. Hager, Jr.	–	–	18,750/56,250	0.00/0.00
Robert A. Smith	–	–	9,375/40,625	0.00/0.00
Robert A. Reitz	–	–	6,563/28,437	0.00/0.00
Michael R. Walker	–	–	0/0	0.00/0.00
Richard R. Howard	–	–	18,750/56,250	0.00/0.00
David C. Barr	–	–	0/0	0.00/0.00
Marc D. Rubinger	–	–	6,563/28,437	0.00/0.00

(1)	Stock price at close of business on September 30, 2002 was $16.44.

Special Recognition Program

     On September 5, 2000, we obtained Bankruptcy Court approval for a special recognition program. The special recognition program was established to enhance our ability to reward and retain certain key employees during the reorganization.

     Cash payments under the special recognition program were paid out over four payments on the participant’s first pay day following September 30, 2000, December 31, 2000, May 31, 2001 and October 2, 2001. The aggregate cost of the cash payments under the special recognition program was $11,200,000. Although Messrs. Walker, Howard, Barr and Hager were not participants of the special recognition program, each received a Board of Directors approved emergence bonus in the respective amounts of $812,812, $361,250, $361,250, and $252,875.

Non–Qualified Deferred Compensation Plan

     Effective April 1, 2001 we adopted the Genesis Health Ventures, Inc. Deferred Compensation Plan for a select group of management and / or highly compensated employees, as such term is defined in the Internal Revenue Code which allows these individuals to defer receipt of compensation and supplement retirement savings under the Genesis Health Ventures, Inc. Retirement Plan. In October of 2001, the Non–Qualified Deferred Compensation Plan was amended and made available to all highly compensated employees as defined by the IRS (in calendar 2002, employees whose base salary meets or exceeds $90,000).

     Beginning January 1, 2002, eligible employees were permitted to defer up to 50% of their base salary and up to 100% of their incentive compensation bonus each year on a pre–tax basis. Participants are able to select from several fund choices and their Plan account will raise or decline in value in accordance with the performance of the funds they have selected.

Senior Executive Stock Ownership Program and Executive Loans

     In December 1997, the Board of Directors approved a Senior Executive Stock Ownership Program. Under the terms of the program, certain of our senior executive employees were required to own shares of our Common Stock having a market value based upon a multiple of the executive’s salary. Each executive was required to own the shares within three years of the date of the adoption of the program.

Subject to applicable laws, we were authorized to lend funds to one or more of the senior executive employees for his or her purchase of our Common Stock. As of September 30, 2001, we had outstanding loan and accrued interest balances of $3,200,000 from the senior executives. The note agreements were amended in fiscal 2000 to adjust the interest rate to 8% simple interest. Previously, the loans accrued interest based on the market rate at the date of the loan initiation.

     On February 23, 2001, the U.S. Bankruptcy Court ordered that the remaining loans be forgiven on the earlier of the termination of the executives’ employment (for reasons other than for cause or for the voluntary resignation of the executive without “Good Reason” as defined in the employment agreement) or the first anniversary of our emergence from bankruptcy. Therefore, effective October 2, 2002, all of these loans were forgiven and the executives were held harmless for all and any of the tax consequences resulting from the forgiveness of the loans.

Stock Performance Graph

The following graph shows the comparison of cumulative total returns for Genesis, the NASDAQ Stock Market (U.S.) Index and a Genesis Peer Group. Stock price performances shown in the graph are not necessarily indicative of future price performances.

Genesis emerged from bankruptcy on October 2, 2001. Pursuant to its joint plan of reorganization all pre– bankruptcy Genesis common stock was cancelled and Genesis issued new Common Stock. The above performance graph represents information regarding Genesis’ new Common Stock since Genesis’ emergence from bankruptcy.

	Data points for graph set forth above

	GENESIS HEALTH VENTURES, INC	NASDAQ STOCK MARKET (U.S.)	PEER GROUP(1)

October 2, 2001	100.00	100.00	100.00
December 31, 200	105.76	130.59	93.72
March 31, 2002	89.52	123.74	89.56
June 30, 2002	98.82	98.63	91.26
September 30, 2002	80.87	79.13	73.92
December 31, 2002	76.00	90.27	67.96

(1)	The Peer Group index is based on the total return for investments in the common stock of Beverly Enterprises, Inc., Kindred Healthcare, Inc., Manor Care, Inc. and Omnicare, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the Senior Executive Officer Stock Ownership Plan at September 30, 2001, we had loans outstanding to Richard Howard, David Barr, George Hager and Marc Rubinger in the principal amounts of $646,889, $820,962, $624,244 and $492,812, respectively. On February 23, 2001, the U.S. Bankruptcy Court ordered that the remaining loans be forgiven on the first anniversary of our emergence from bankruptcy. Therefore, effective October 2, 2002, these loans were forgiven and the executives held harmless for all and any of the tax consequences resulting from the forgiveness of the loans.

     Michael R. Walker, our former chairman and chief executive officer, is chairman of the board for the real estate investment trust, ElderTrust. ElderTrust leases 18 eldercare centers to us at an annual lease cost of $16,742,000. A majority of ElderTrust’s owned real estate was formerly owned by us and sold to ElderTrust in sale lease back transactions. In the first quarter of 2002, we utilized $23,000,000 from the Delayed Draw Term Loan to pay certain outstanding amounts owed to Eldertrust on four loans secured by mortgages. We leased office space to ElderTrust at an annual rate of $46,000 until the lease was terminated in October 2002. When Mr. Walker served on our Board of Directors, he abstained from voting on all board of director resolutions involving any matter with an ElderTrust entity.

     Joseph A. LaNasa III is an elected member of our Board of Directors. In this capacity, he will participate and have the opportunity to vote on matters that are presented to our Board of Directors. Mr. LaNasa is employed by Goldman Sachs & Co. as a managing director. Mr. LaNasa has acquired stock options that were granted under our 2001 Stock Option Plan. He has an understanding with the Goldman Sachs Group pursuant to which he holds the options for the benefit of the Goldman Sachs Group. The Goldman Sachs Group beneficially owns 15.69% of our Common Stock.

     We engaged Goldman Sachs to act as joint lead financial advisor, together with UBS Warburg, in connection with the potential sale or spin–off of a significant portion of our capital stock or assets. As compensation for services provided, we agreed to pay Goldman Sachs a transaction fee based on the value of the consummated transaction or transactions. A termination fee would be payable to Goldman Sachs in the event that a sale transaction fails to close and we receive compensation as a result of the termination. This agreement excludes any transactions involving assets located in Florida, Illinois, or Wisconsin. The Goldman Sachs engagement shall continue under this agreement until February 28, 2003.

     James Dondero is an elected member of our Board of Directors. Mr. Dondero has acquired stock options that were granted under our 2001 Stock Option Plan. In addition to stock held directly by Mr. Dondero, he may be deemed to beneficially own stock held by Highland Capital Management, L.P, Highland Crusader Offshore Partners, L.P., Prospect Street High Income Portfolio Inc., and PCMG Trading Partners XXIII LP. In total, Mr. Dondero beneficially owns 7.16% of our Common Stock.

Compensation Committee Interlocks and Insider Participation

     Joseph A. LaNasa III is a member of our Compensation Committee. Mr. LaNasa is employed by Goldman, Sachs & Co. as a managing director. We engaged Goldman, Sachs & Co. to act as joint lead financial advisor together with UBS Warburg in connection with the potential sale or spin–off of a significant portion of our capital stock or assets. As compensation for services provided, we agreed to pay Goldman, Sachs & Co. a transaction fee based on the value of the consummated transaction or transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% shareholders are required by the SEC regulation to furnish us with copies of all Section 16 (a) forms they file.

     To our knowledge, based solely on review of the copies of such reports submitted to us with respect to the fiscal year ended September 30, 2002, all Section 16 (a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except that Marilyn G. Wood filed a late report on Form 4.

INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG LLP acted as Genesis’ independent public accountants for the fiscal year ended September 30, 2002 and has been selected by the Audit Committee of the Board of Directors to serve as Genesis’ independent public accountants for the fiscal year ending September 30, 2003. A representative of KPMG LLP is expected to be present at the shareholders’ meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

Relationship with Independent Public Accountants

     We incurred the following fees from KPMG LLP for services provided during the fiscal year ended September 30, 2002:

Audit Fees

     Aggregate fees billed for audit services amounted to $1,142,000 for the fiscal year ended September 30, 2002. These services included the base audit of Genesis, quarterly review procedures, consents, and review of registration statements.

Audit Related Fees

     Aggregate fees billed for audit related services amounted to $281,000 for the fiscal year ended September 30, 2002. These services included the retirement plan audits and the separate audits of certain ElderCare centers as required under debt agreements.

Tax

     Aggregate fees billed for tax services amounted to $569,000 for the fiscal year ended September 30, 2002. These services primarily related to assistance and preparation of tax returns.

All Other Fees

     Aggregate fees billed for all other services amounted to $561,000. This amount primarily related to post bankruptcy assistance to Genesis. KPMG LLP did not perform any financial information system design and implementation services during the fiscal year ended September 30, 2002.

     The Audit Committee has also considered whether the provision of non–audit services by the independent auditors to us is compatible with maintaining the auditor’s independence.

OTHER MATTERS

     As of the date hereof, Genesis knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy card confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that Genesis’ Board of Directors did not have notice of at least 45 days before the date on which Genesis first mailed its proxy materials for the 2003 Annual meeting of shareholders; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this proxy and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a–8 or Rule 14a–9 under the Securities Exchange Act of 1934 (the “Exchange Act”); and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

     Pursuant to recent amendments to the proxy rules under the Exchange Act, Genesis’ shareholders are notified that the deadline for providing Genesis timely notice of any shareholder proposal to be submitted outside of the Rule 14a–8 process for consideration at Genesis’ 2004 Annual Meeting of Shareholders (the “2004 Meeting”) will be November 7, 2003. As to all such matters which Genesis does not have notice on or prior to November 7, 2003, discretionary authority shall be granted to such person(s) designated in Genesis’ proxy related to the 2004 Meeting to vote on such proposals. In addition, the Rule 14a–8 requirements applicable to inclusion of shareholder proposals in Genesis’ proxy materials related to the 2004 Meeting require that a shareholder proposal regarding the 2004 Meeting must be submitted to Genesis at its office located at 101 East State Street, Kennett Square, Pennsylvania, 19348–3021 by November 7, 2003 to receive consideration for inclusion in Genesis’ proxy materials for the 2004 Meeting. Any such proposal must comply with the proxy rules under the Exchange Act, including Rule 14a–8.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF GENESIS’ ANNUAL REPORT ON FORM 10–K FOR THE YEAR ENDED SEPTEMBER 30, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

Genesis Health Ventures, Inc.
|101 East State Street
Kennett Square, PA 19348–3021
Attention: Investor Relations
Telephone: (610) 925–2000

By Order of the Board of Directors

JAMES J. WANKMILLER, Esquire
Senior Vice President — Corporate Secretary

APPENDIX A

GENESIS HEALTH VENTURES, INC.

Audit Committee Charter

Composition

     There shall be a committee of the board of directors (the “Board”) to be known as the audit committee which, no later than October 14, 2001, shall have at least three (3) members, comprised solely of independent directors, as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' ("NASD”) listing standards, subject to the exception in Rule 4350(d)(2)(B) of the NASD listing standards.

     Each member of the audit committee shall be able to read and understand fundamental financial statements, including the company’s balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee shall have past employment experience in financing or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Board shall elect or appoint a chair of the audit committee who will have authority to act on behalf of the audit committee between meetings.

Responsibilities

     The responsibilities of the audit committee are as follows:

•	Ensure its receipt from the outside auditor of a formal written statement, delineating all relationships between the outside auditor and the company consistent with the Independence Standards Board No. 1.

•	Actively engage in a dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

•	In view of the outside auditor’s ultimate accountability to the Board and the audit committee, as representatives of the shareholders, the audit committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or nominate an outside auditor for shareholder approval in any proxy statement).

•	Review with the outside auditor, the company’s internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

A-1

•	Consider, in consultation the outside auditor and management of the company, the audit scope and procedures.

•	Review the financial statements contained in the annual report to shareholders with management and the outside auditor to determine that the outside auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

•	Meet with internal auditor (if any), outside auditor or the management privately to discuss any matters that the audit committee, the internal auditor (if any), the outside auditor or the management believe should be discussed privately with the audit committee.

•	Review and reassess the adequacy of the audit committee’s charter annually.

•	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

Limitations

     The audit committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is not of the same quality as the audit performed by the independent accountants. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

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Back to Contents

APPENDIX B

FORM OF PROXY

GENESIS HEALTH VENTURES, INC.
ANNUAL MEETING OF SHAREHOLDERS – APRIL 9, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENESIS HEALTH VENTURES, INC.

     The undersigned, a shareholder of Genesis Health Ventures, Inc. (the “Company”), hereby constitutes and appoints Robert H. Fish and George V. Hager, Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders to be held on April 9, 2003 (the “Annual Meeting”), and any adjournments or postponements thereof, and to vote and represent all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

     THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE GENESIS PROXY STATEMENT.

(continued and to be signed on the reverse side)

     1. To elect a classified Board of Directors consisting of six directors each of whom will hold office until the next annual meeting of shareholders at which their respective class term expires and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement.

Nominees:

Class I Directors (Term to expire at the 2004 annual meeting of shareholders.)	Class II Directors (Term to expire at the 2005 annual meeting of shareholders.)	Class III Directors (Term to expire at the 2006 annual meeting of shareholders.)

Robert H. Fish	James D. Dondero	James E. Dalton, Jr.
Joseph A. LaNasa III	James H. Bloem	Dr. Philip P. Gerbino

        FOR all of the nominees except as marked to the contrary.
        WITHHOLD the authority to vote for all of the nominees.

     To withhold authority to vote for a nominee, put a line through or strike out the nominee’s name.

     2. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

     IMPORTANT: Please sign your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign. Please date this proxy.

     The undersigned hereby acknowledges receipt of the Company’s Annual Report to Shareholders, Notice of the Company’s 2003 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

SIGNATURE	Date

SIGNATURE	Date

Please sign, date and return promptly in the enclosed envelope, which requires no postage if mailed in the United States.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/ghvi

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone
1–800–435–6710

Use any touch–tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage–paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

APPENDIX C

FORM OF INSTRUCTION CARD

GENESIS HEALTH VENTURES, INC.
ANNUAL MEETING OF SHAREHOLDERS – APRIL 9, 2003

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENESIS HEALTH VENTURES, INC.

     The undersigned, a participant, beneficiary or alternate payee in the Genesis Health Ventures, Inc. Retirement Plan (the “Plan”), instructs Wachovia Bank, N.A., the directed trustee of the Plan (the “Trustee”), to vote the number of shares of Genesis Health Ventures, Inc. (“Genesis”) common stock equivalent to the interest in the Genesis common stock credited to the undersigned’s account under the Plan as of February 14, 2003 (the “Record Date”) at the Annual Meeting of Shareholders (the “Meeting”) to be held on April 9, 2003 (and at any postponement or adjournment thereof) in accordance with the instructions on the reverse side of this Instruction Card.

THE SHARES OF GENESIS COMMON STOCK EQUIVALENT TO THE INTEREST IN THE GENESIS COMMON STOCK CREDITED TO THE UNDERSIGNED’S ACCOUNT AS OF THE RECORD DATE WILL BE VOTED BY THE TRUSTEE AS DIRECTED. GENESIS HAS DIRECTED THE TRUSTEE TO VOTE ALL SHARES HELD BY THE PLAN FOR WHICH NO INSTRUCTIONS ARE RECEIVED FROM PARTICIPANTS, BENEFICIARIES OR ALTERNATE PAYEES “FOR” THE APPROVAL OF THE ELECTION OF THE NOMINEES FOR DIRECTORS. WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING, THE TRUSTEE IS AUTHORIZED TO VOTE THE SHARES HELD BY THE PLANS AS DIRECTED BY GENESIS.

(continued and to be signed on the reverse side)

     1. To elect a classified Board of Directors consisting of six directors each of whom will hold office until the next annual meeting of shareholders at which their respective class term expires and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement.

Nominees:

Class I Directors (Term to expire at the 2004 annual meeting of shareholders.)	Class II Directors (Term to expire at the 2005 annual meeting of shareholders.)	Class III Directors (Term to expire at the 2006 annual meeting of shareholders.)

Robert H. Fish	James D. Dondero	James E. Dalton, Jr.
Joseph A. LaNasa III	James H. Bloem	Dr. Philip P. Gerbino

        FOR all of the nominees except as marked to the contrary.
        WITHHOLD the authority to vote for all of the nominees.

     To withhold authority to vote for a nominee, put a line through or strike out the nominee’s name.

     2. To transact such other business as may properly come before the Meeting or any of its adjournments or postponements.

     IMPORTANT: Please sign your name exactly as it appears hereon. Please date this instruction card.

     The undersigned hereby acknowledges receipt of the Company’s Annual Report to Shareholders, Notice of the Company’s 2003 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

SIGNATURE	Date

Please sign, date and return promptly in the enclosed confidential envelope, which requires no postage if mailed in the United States.

FOLD AND DETACH HERE

Provide Voting Instructions by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time two (2) days prior to annual meeting day.

Your Internet or telephone vote instructs the Trustee to vote the number of shares credited to your account in the same manner as if you marked, signed and returned your instruction card.

Internet
http://www.eproxy.com/ghvi

Use the Internet to provide voting instructions. Have your instruction card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone
1–800–435–6710

Use any touch–tone telephone to provide voting instructions. Have your instruction card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail

Mark, sign and date your instruction card and return it in the enclosed confidential postage–paid envelope.

If you provide voting instructions by Internet or by telephone, you do NOT need to mail back your instruction card.